EXHIBIT 10.4

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               RSVP HOLDINGS, LLC


         This Amended and Restated Limited Liability Company Agreement of RSVP HOLDINGS, LLC, a Delaware limited liability company (the "Company"), is made as of April 29, 2003, among the Company, RSI FUND MANAGEMENT LLC, a Delaware limited liability company ("RSI Management"), as the Class A Member, as a Class B member and as the Managing Member, NEW WORLD REALTY, LLC, a Delaware limited liability company ("NW"), as a Class B Member, and RSVP MANAGEMENT PARTNERS, LLC, a Delaware limited liability company ("Management Partners"), as a Class B Member, and any other Persons (as defined below) who become members of the Company from time to time in accordance with the provisions hereof (collectively, the "Members"). Certain capitalized terms used in this Agreement are defined in Schedule A.

         WHEREAS, as of the Effective Date, RSI Management shall be the sole Class A Member and the sole Managing Member and each of RSI Management and Management Partners shall become and NW shall remain a Class B Member;

         WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by causing to be filed a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware on February 17, 1998;

         WHEREAS, the Members entered into a written agreement (the "Original Agreement"), in accordance with Section 18-201(d) of the Delaware Act, as to the affairs of the Company and the conduct of its business dated as of February 26, 1998, Management Partners has a subordinated financial interest in the Company, and such parties desire to amend and restate such agreement; and

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Original Agreement in its entirety as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS


         Section 1.01 Effectiveness. The effectiveness of the terms and provisions of this Agreement and each of the other Related Documents is subject to (i) the execution and delivery of this Agreement and each of the other Related Documents by each of the parties thereto, and (ii) the Effective Date occurring on or prior to August 15, 2003, subject to extension or re-extension by RSI Management of the Effective Date, in its sole discretion, until not later than October 14, 2003 and provided that such date may be further extended by the mutual agreement of RSI Management and NW in their respective sole discretion (such date, as may be so extended, the "Termination Date"). If the Effective Date does not occur on or prior to the Termination Date, then this Agreement and each of the other Related Documents shall be terminated and this Agreement and each of the other Related Documents shall be null and void ab initio, without prejudice to the rights of any of the parties to this Agreement.

         Section 1.02 Company Name. The name of the Company is "RSVP Holdings, LLC."

         Section 1.03 Registered Office, Registered Agent. The Company shall maintain a registered office in the State of Delaware. The name and address of the Company's current registered agent in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805-1297.

         Section 1.04 Nature of Business; Permitted Powers. The purposes of the Company are (i) to act as the sole member of RSVP pursuant to the amended and restated limited liability company agreement of RSVP, which amended and restated limited liability company agreement is effective as of the Effective Date, and to direct RSVP's actions as the controlling member of RAP, and (ii) in connection with clause (i) above, to directly and indirectly acquire, own, hold, monitor, vote, sell, exchange, dispose of and exercise all rights and remedies with respect to all of the assets and liabilities of the Company, RSVP, RAP and their respective subsidiaries. In addition, subject to the provisions of Section 3.02(b), the Company may conduct such other business and take such other actions as may be attendant to said purposes or otherwise approved by the Members and which shall be a lawful act or activity for which limited liability companies may be formed under the Delaware Act.

         Section 1.05 Fiscal Year. Unless and until otherwise determined by the Managing Member, the fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

         Section 1.06 Term. The term of the Company (the "Term") shall continue until all of the assets of the Company, RSVP and RAP have been sold and the proceeds from such sales have been distributed and all obligations under the Management Agreement to the Asset Manager (as defined therein) have been paid, unless the Company is earlier dissolved in accordance with the provisions of
Article VIII of this Agreement.


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         Section 1.07  Limitation on Member Liability.

                 (a) Except as otherwise expressly required by law, the debts, obligations and liabilities of the Company, which arose or occurred on, prior to or after the Effective Date whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities, of the Company, and no Member or Managing Member shall be obligated personally for any such debt, obligation or liability of the Company by reason of being a Member or Managing Member.

                 (b) Except as otherwise expressly required by law, a Member, including the Managing Member, in its capacity as a Member or Managing Member, shall have no liability which arose or occurred on, prior to or after the Effective Date, to any Person hereunder in excess of (i) its obligation to contribute capital as expressly provided for in this Agreement and (ii) the amount of any distributions made to it, as provided in Section 18-607 of the Delaware Act.

         Section 1.08 Indemnification. (i) To the fullest extent permitted by applicable law, any Covered Person shall be indemnified and held harmless by the Company for and from any and all Damages sustained or incurred by such Covered Person by reason of any act performed or omitted whether such act or omission arose or occurred on, prior to or after the Effective Date by such Covered Person as to which such Covered Person is not liable as provided below in
Section 1.09; provided, however, that any indemnity under this Section 1.08 shall be provided out of and to the extent of the assets of the Company, RSVP, RAP and their respective subsidiaries only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 1.08 shall include the right to be paid, in advance or within 15 Business Days of presentation of reasonable supporting documentation, by the Company for the reasonable expenses incurred by a Covered Person who was, is, or is threatened to be made a named defendant or respondent in an action, suit, arbitration, administrative hearing or other proceeding provided that the Covered Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined by a court of competent jurisdiction from which no further appeal may be taken or as to which the time for appeal has lapsed, that he, she or it is not entitled to such indemnification. For the avoidance of doubt, all acts by any prior managing member of the Company shall be entitled to the benefits of the indemnity set forth in this Section 1.08.

                 (ii) In order for a party to be entitled to indemnification pursuant to this Agreement, the Covered Person shall notify the Company in writing of any claim to which it is entitled to indemnification within thirty (30) days of the date such party receives written notice or otherwise becomes aware of the claim, describing in reasonable detail such claim; provided, however, that the failure of a Covered Person to notify the Company of the claim shall not relieve the Company of its obligations under this Agreement except to the extent the Company shall have been actually prejudiced as a result of such failure; and provided further, that the Company shall not be liable for any expenses incurred during the period in which the Covered Person failed to give such notice. The Covered Person shall deliver to the Company copies of all notices and documents (including court papers) received by the Covered Person relating to the claim along with the notice referred to above. If the Company does not object in writing to


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         the availability of the indemnity under this Agreement within thirty
         (30) days after receiving such notice, then the claim set forth in the notice by such party shall be considered a valid claim under this Agreement (a "Valid Claim"), and such Valid Claim shall be payable in accordance with this Agreement. In the event the Company objects to the availability of the indemnity under this Agreement, then the Covered Person shall be entitled to be paid for the reasonable expenses incurred by the Covered Person in defense of such claim in the manner and to the extent provided in Section 1.08(i) above.

                 (iii) If any Valid Claim arises out of or involves a claim or demand made by any person that is not a party to this Agreement or the Covered Person seeking indemnification (a "Third Party Claim"), then the Company shall be entitled to participate in, and direct and/or assume the defense of such action on behalf of such Covered Person, with counsel selected by the Company; provided, that such counsel is not reasonably objected to by the Covered Person. Should the Company so elect to assume the defense of a Third Party Claim, the Company shall not be liable to the Covered Person for legal expenses subsequently incurred by the Covered Person in connection with the defense thereof. If the Company assumes such defense, the Covered Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood that the Company shall control such defense. Notwithstanding the foregoing, the Company shall be liable for the fees and expenses of counsel employed by the Covered Person for any period during which the Company has failed to assume the defense thereof (other than during the period prior to the time the Covered Person shall have given notice of the Third Party Claim as provided above) or if a conflict of interest would exist if one counsel represented both the Company and the Covered Person, in connection with such Third Party Claim, then the Covered Person may employ separate counsel at the expense of the Company, provided that such counsel is not reasonably objected to by the Company, it being understood that the Company will not object to the use of Paul, Hastings, Janofsky & Walker, LLP ("Paul Hastings") unless Paul Hastings has a conflict of interest.

                 (iv) If the Company so elects to assume the defense of any Third Party Claim, the Covered Person shall cooperate with the Company in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Company's request) the provision to the Company of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Company shall have assumed the defense of a Third Party Claim, the Covered Person shall not admit any liability or make any other admission or stipulation with respect to, or settle, compromise or discharge, such Third Party Claim without the Company's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). If the Company shall have assumed the defense of a Third Party Claim, the Covered Person shall agree to any settlement, compromise or discharge of a Third Party Claim which the Company may recommend and which by its terms fully releases the Company and the Covered Person (without cost or obligation) completely in connection with such Third Party Claim.


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         Section 1.09  Exculpation.

                 (a) No Covered Person shall be liable to the Company or any Member for any Damages incurred by reason of any act performed or omitted by such Covered Person in connection with the organization, management and/or operation of the Company or any of its subsidiaries, whether such act or omission arose or occurred on, prior to or after the Effective Date unless it is finally adjudicated (i.e., no further appeal may be taken or as to which the time for appeal has lapsed) that such act or omission was performed or omitted in bad faith and not in good faith reliance on the advice of the Company's legal, accounting or other professional advisors, or constituted willful misconduct or gross negligence. The termination of any suit, action or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not itself create a presumption that a party's acts were committed as a result of bad faith or willful misconduct.

                 (b) Unless otherwise acting in bad faith with respect thereto, a Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         Section 1.10 Limitations on Fiduciary Duties. No Member (including the Managing Member) shall be subject to any fiduciary or similar duty as a Member (or Managing Member) to another Member (or the Managing Member) or to the Company. In exercising its right to propose, oppose, or vote in favor of or against any transaction or decision, each Member (including the Managing Member): (i) shall be entitled to act solely in such Member's own best interests, without regard to the interests of the Company or its Members, and
(ii) shall not be subject to any fiduciary or similar duty to the Company or any Member (or the Managing Member).

         Section 1.11  [Intentionally Omitted].

         Section 1.12 Permitted Activities of NW. NW shall cause each of SBL and SHS to spend a sufficient amount of business time on the performance of the duties of the Asset Manager under the Management Agreement as is commercially reasonable. It is acknowledged that, subject to the foregoing and the terms and conditions of the Management Agreement, each of NW, SBL and SHS are permitted to pursue other investment, management and business activities; provided, however, for the period commencing after the Effective Date and until the termination of the Management Agreement, NW shall not, and shall not permit SBL or SHS nor any of their respective Controlled Affiliates to invest, manage or conduct business activities with any of RSVP's Platform partners or any of their respective Controlled Affiliates from and after the Effective Date without the written prior consent of the Managing Member (which consent may be exercised in the sole discretion of the Managing Member) provided, further, that any of Asset Manager, SBL, SHS or their respective Controlled Affiliates may invest or manage or otherwise engage in business activities with (i) any third Person with whom they


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have executed a binding agreement for the purpose of engaging in a commercial transaction from and after the Effective Date and prior to the time that such Person has become a Platform partner or a Controlled Affiliate of or with such Platform partner; and/or (ii) any Person which a Controlled Affiliate of or with a Platform partner has invested in, if such Person is not controlled by the Controlled Affiliate. For purposes of this Section 1.12, "Controlled Affiliate" shall mean with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such specified Person; and "Control" shall mean the possession, directly or indirectly, of the power to affirmatively direct or cause the direction of the affairs or management of any specified Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of equity interests having power to elect a majority of the board of directors or similar body governing the affairs of such specified Person.

         Section 1.13 Directors' and Officers' Insurance. At such time as the remaining RSVP and RAP assets have a Minimum Price of less than fifty million dollars ($50,000,000) in the aggregate, the Managing Member shall cause the Company to acquire, to the extent available on a commercially reasonable basis, tail insurance in scope and term reasonably acceptable to both NW and Managing Member which names NW, SBL, SHS, Scott Rechler, Michael Maturo and each employee of RSVP prior to the Effective Date as a "named insured" (and such other parties as Managing Member shall determine) during the period of such tail insurance for claims made in connection with this Agreement or any of the Related Documents arising out of or in connection with any claims that may be asserted against such named insured in connection with the activities of the Company on or prior to the Effective Date. In the event that NW and the Managing Member are unable to mutually agree on the scope and terms of the tail insurance within two (2) weeks of either party requesting the other party in writing to meet in order to agree upon a tail insurance policy, then the Company shall be obligated to reserve at least $2,500,000 as collateral to fund any and all indemnity claims arising out of or pursuant to this Agreement. The Company shall be obligated to maintain such indemnity reserve for a period of twelve (12) months or until such earlier time as the Company has acquired a mutually acceptable tail insurance policy.


                                   ARTICLE II

                  CLASSES OF INTERESTS AND ADMISSION OF MEMBERS


         Section 2.01 Classes. The Interests of the Company shall be divided into two classes: Class A Units and Class B Units, each having the relative rights, powers and duties set forth in this Agreement.

         Section 2.02 Authorized Units. There will not be any maximum number of Class A Units or Class B Units that the Company is authorized to issue. Subject to Section 3.02(b), the Company may: (i) issue additional Class A Units having rights, preferences and privileges identical to the existing Class A Units, and
(ii) subject to the provisions of Section 3.02(b), issue additional Class B Units having rights, preferences and privileges identical to the existing Class B Units.


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

         Section 2.03 Members. The name of, mailing address of and number of Units issued to each Member as of the Effective Date is listed on Schedule B attached hereto.

         Section 2.04 Schedule B. The Managing Member in good faith shall update Schedule B from time to time as necessary in accordance with this Agreement to reflect accurately the information therein and shall send each Member prompt written notice of each such update to Schedule B. Any amendment or revision to Schedule B made in accordance with this Agreement shall not be deemed an amendment to this Agreement for purposes of Section 10.01 hereof. Any reference in this Agreement to Schedule B shall be deemed to be a reference to Schedule B as amended and in effect from time to time.

         Section 2.05  Transferability of Interests.

                 (a) Subject to the provisions of Section 2.05(b), any Interest may be sold, transferred, assigned, pledged, hypothecated, conveyed or otherwise disposed of (each, a "Transfer"), in whole or in part, directly or indirectly, to any Person by any Member. Any transferee or assignee of any Interests that is not a Member shall be admitted into the Company as a Member upon the execution and delivery of a Joinder Agreement pursuant to which the Person agrees to be bound in writing by all of the terms and conditions of this Agreement in the form attached hereto as Schedule C (a "Joinder Agreement") provided such Transfer is otherwise consistent with the provisions of Section 7.04.

                 (b) Notwithstanding the provisions of Section 2.05(a), NW shall not, directly or indirectly, Transfer all or any of its Class B Units during the term of the Management Agreement, provided that NW may effect a pledge of its beneficial interests in its Units for the purposes of financing its Units (or in connection with other commercial financings) so long as under no circumstances shall any such pledge of beneficial interest include any right to exercise any direct or indirect Control of NW or any of its Units.

                 (c) During the term of the Management Agreement, an NW Change of Control is prohibited.

                 (d) Any Transfer by any Member or purported Member or the occurrence of an NW Change of Control in violation of this Agreement shall be null and void ab initio.


                                  ARTICLE III

                    VOTING; MANAGEMENT; RIGHT OF FIRST OFFER


         Section 3.01 Class A Member Voting Rights. Class A Members holding Class A Units shall be entitled to one vote for each such Class A Unit upon all matters upon which any Member has the right to vote under this Agreement and applicable law, including without limitation, the election or appointment of the Managing Member of the Company (the "Managing Member"). The Managing Member as of the Effective Date shall be RSI Management.


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        Section 3.02  Class B Member Voting Rights.

                (a) Except as provided in Section 3.02 (b) or as otherwise provided in this Agreement, Class B Members holding Class B Units shall not have any right to approve any transaction, event or decision by the Company or participate in the management of the Company.

                 (b) The following actions (to the extent prohibited or conditioned on the prior consent of NW in this Section 3.02(b)) shall require the NW Consent (as defined below) and the prior written consent of RSI Management and its successors and assigns. Except where NW's sole discretion is specifically set forth below, to the extent that NW and its permitted successors and assigns, in its capacity as a Class B Member, without regard to any other Class B Member, determines in its reasonable judgment that any of the actions (to the extent prohibited or conditioned on the prior consent of NW in this Section 3.02(b)) set forth below to be taken by the Company, RSVP or RAP, as the case may be: (i) would have an NW Adverse Effect, then the prior written consent of NW and its permitted successors and assigns (the "NW Consent") shall be required, in NW's and its permitted successors' and assigns' sole discretion, in order for the Company, RSVP or RAP, as the case may be, to take any such actions; or (ii) would not have an NW Adverse Effect, then the NW Consent shall be required in order for the Company, RSVP or RAP, as the case may be, to take any such actions, which NW Consent shall not be unreasonably conditioned, delayed or withheld. For purposes of this Section 3.02(b), the parties agree that the "reasonableness" of NW and its permitted successors and assigns shall be measured solely by NW and its permitted successors and assigns, without regard to the benefits and detriments of the proposed action on the Company, RSVP or RAP or any other Person, or any other standard.

                    (i) Any amendment, modification, restatement, alteration or repeal (each, an "Amendment") of any provision of this Agreement, the Certificate of Formation or other organizational documents of the Company, RSVP or RAP, if such Amendment, as determined in the Managing Member's reasonable judgment would have an NW Adverse Effect;

                    (ii) [Intentionally Omitted];

                    (iii) Any adoption of a plan of liquidation or dissolution by the Company, RSVP or RAP prior to the expiration of the Term. With respect to this subsection, the NW Consent shall be in NW's sole discretion;

                    (iv) Until such time as the Preference Amount has been paid in full, authorizing or otherwise permitting the Company, RSVP or RAP to finance, refinance, or encumber, directly or indirectly, any equity or debt interest in any Platform or its assets through the issuance of debt or equity, the proceeds of which are to be distributed to the Class A Member, in whole or in part, or otherwise used to repurchase, redeem or acquire any Class A Units. With respect to this subsection, the NW Consent shall be in NW's sole discretion. None of the foregoing shall prohibit any of the capital contributions permitted by Section
         4.04 hereof;


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                    (v) The authorization, creation, reclassification,
         modification or issuance of any Interests or other securities of the Company, RSVP or RAP or any of their respective subsidiaries, or securities or other interests convertible into or exchangeable into or exercisable for Interests or other securities of the Company, RSVP or RAP or any of their respective subsidiaries. For the avoidance of doubt, upon the issuance of any additional Class B Units, NW and Management Partners shall receive 27.77% and 5.56%, respectively, of such issuance, without consideration (to the extent having been approved by NW);

                    (vi) The purchase, redemption, retirement or other acquisition for value of any Interests or other securities of the Company, RSVP or RAP now or hereafter outstanding;

                    (vii) Any change in the principal nature of the business of the Company (i.e., its ownership of the equity or debt interests in RSVP, RAP and their respective Platforms), each as in effect on the date hereof. With respect to this subsection, the NW Consent shall be in NW's sole discretion;

                    (viii) Prior to the termination of the Management Agreement, the incurrence of any cost by the Company, RSVP or RAP in connection with the hiring of any officer or employee of the Company, RSVP or RAP. After the termination of the Management Agreement, the Company, RSVP and/or RAP may incur costs in connection with the hiring of any officer or employee by the Company, RSVP or RAP; provided that the incurrence of such costs are on commercially reasonable terms. With respect to the first sentence of this subsection, the NW Consent shall be in NW's sole discretion;

                    (ix) Making any distributions of assets (other than cash) or equity interests;

                    (x) Entering into any Sale Transaction with any Affiliates of the Class A Member, the Company, RSVP or RAP (other than one that is a wholly-owned subsidiary of the Company). With respect to any arrangement or contract (other than a Sale Transaction) with any Affiliates of the Class A Member or the Company, including without limitation, making allocations of costs to RSVP, RAP or their respective Platforms, to the extent such contract or arrangement is not on arm's length terms or such transaction relates to a change in the Service Fee, such transaction shall require NW Consent in NW's sole discretion, and if such contract or arrangement is on arm's length terms, such transaction shall require NW Consent which shall not be unreasonably withheld, conditioned or delayed. It is expressly acknowledged and agreed that nothing contained in this Section 3.02(b)(x) shall create any NW Consent right relating to any transfer of any direct interest held by RSI Management in the Company or any direct interest held by ROP in RAP. None of the foregoing shall prohibit any of the capital contributions permitted by Section 4.04 hereof;


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                    (xi) Filing of any petition in bankruptcy, receivership or insolvency proceedings, entering into an assignment agreement for the benefit of creditors or applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or of all or substantially all of its assets. With respect to this subsection, the NW Consent shall be in NW's sole discretion;

                    (xii) Ceasing the activities of the Company, RSVP or RAP and canceling their respective certificates of formation or other organizational documents other than upon a dissolution of the Company, RSVP or RAP permitted under Article VIII;

                    (xiii) The Class A Member and ROP contributing New Money in excess of an aggregate amount of $15,000,000 (the "New Money Threshold Amount"); and

                    (xiv) The execution of a binding contract which by its terms requires the violation of this Section 3.02(b).

         Section 3.03 Managing Member. Subject to the terms and conditions of this Agreement, including without limitation, Section 3.02(b), the Managing Member shall have all right and power to direct the business and affairs of the Company.

         Section 3.04 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member herein set forth.

         Section 3.05  Sale of Platforms or their Assets.

                 (a) Subject to the provisions of Sections 3.02(b), 3.06 and 3.07, the Company shall have the right to effect any sale, assignment, transfer or other disposition of any or all of the assets (including any debt) owned, directly or indirectly, by the Company, RSVP, RAP or any Platform or any direct or indirect equity interest (except any Interest held directly by NW or Management Partners) in RSVP, RAP or any Platform (including by any merger, restructuring, recapitalization, refinancing or similar transaction), including without limitation any Sale Transaction. Notwithstanding anything herein to the contrary, if however such a transaction is a Sale Transaction and is proposed at an amount, in whole or in part, at less than the applicable Minimum Price, then NW shall have the ROFO set forth in Section 3.06 below.

                 (b) The "Minimum Price" shall mean, with respect to each Platform, or part thereof solely in the cases of Student Housing and Catskills/Resorts, the dollar amount set forth below next to such Platform, or part thereof solely in the cases of Student Housing and Catskills/Resorts, which represents the dollar amount of proceeds to be received by RSVP and/or RAP from a Sale Transaction for a particular Platform for their direct and indirect equity interests in such Platform

                 Platform                         Aggregate Minimum Price
                 --------                         -----------------------

                 Student Housing                      $75,000,000.00
                    o RSVP interest -                    o $15 million
                    o RAP interest -                     o $60 million

                 Assisted Living                      $ 4,000,000.00


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                 Platform                         Aggregate Minimum Price
                 --------                         -----------------------


                 Catskills/Resorts                     $50,000,000.00
                    o Concord interest -                 o $40 million
                    o Grossingers interest -             o $10 million

                 Wilton Partners
                    if Wilton owns approximately 64%
                    of Tollway                         $25,000,000.00
                    if Wilton owns approximately 100%
                    of Tollway                         $35,000,000.00

                 Medical Office                        $14,000,000.00

                 Dominion Venture Group note           $10,000,000.00


         Section 3.06 Right of First Offer. Subject to the provisions of Section 3.07, if the Company proposes a Sale Transaction for a price below the applicable Minimum Price, NW or the ROFO Designee shall have the right (the "ROFO"), but not the obligation, to purchase (a) all the equity or debt interests of any Platform which is proposed to be sold in such Sale Transaction; or (b) all of the assets of any Platform which is proposed to be sold in such Sale Transaction.

         Section 3.07  Procedures for the ROFO.

                 (a) The Managing Member shall provide written notice (the "Sellers Notice") to NW that a Sale Transaction is desired by the Company, RSVP and/or RAP. The notice shall specify in reasonable detail the equity and/or the asset(s) offered to be sold, the price and other material terms of such Sale Transaction (the "Material Sale Terms"). To the extent the Sale Transaction is below the applicable Minimum Price, the Sellers Notice shall also contain an irrevocable offer to sell such equity or debt interests or assets to NW on the Material Sale Terms pursuant to the terms of the ROFO.

                 (b) NW or the ROFO Designee shall have 10 days (if the tenth day is not a Business Day, then the next following Business Day) after receipt of the Sellers Notice to respond to the Sellers Notice if it intends to exercise the ROFO (the "Notice of Intent"), in which case NW or the ROFO Designee shall have 30 days (if the thirtieth day is not a Business Day, then the next following Business Day) after receipt of the Sellers Notice to tender a deposit (the "Good Faith Deposit") equal to 4% of the portion of the price allocable to RSVP's or RAP's direct or indirect equity interests in the Platform to be sold to the Escrow Agent to be held under the Escrow Agreement, which shall confirm NW's or the ROFO designee's acceptance of the offer to purchase the specified equity or debt interests of a Platform or assets of a Platform. If NW or the ROFO Designee issues a Notice of Intent within such 10-day period but fails to tender the deposit to the Escrow Agent to be held under the Escrow Agreement, by the end of such 30-day period, it shall lose its right to any further ROFO relating to that particular Platform regardless of the form of any subsequent Sale Transaction. The Managing Member shall no longer be obligated to provide NW with a Sellers Notice of any subsequent Sale Transactions regarding the Platform referenced in the immediately preceding sentence. If NW or the ROFO Designee does not issue a Notice of Intent within such 10-day period, it shall have been deemed to have rejected its ROFO with respect to such Sale Transaction. If the Sellers Notice specifies consideration other than cash is to be paid, in whole or in part, for the equity or debt interests or assets of any Platform which is proposed to be sold in whole or in part, then NW or the ROFO Designee shall have the right, in its sole discretion, but not the obligation, to the extent it chooses to purchase the equity or debt interests or assets of such Platform, to tender cash equal to the fair market value of the non-cash consideration offered.

                 (c) In the event that NW or the ROFO Designee accepts its ROFO with respect to a Sale Transaction, then NW or its designee will have 60 days (if the sixtieth day is not a Business Day, then the next following Business
Day) after making the Good Faith Deposit to close on such purchase. At the closing: (i) such assets shall be delivered free and clear of all material encumbrances (i.e., those encumbrances with respect to assets for which a title insurer would not provide title insurance at standard rates) other than those set forth under any operating agreement or comparable organizational documents of such Platform or those described in the Material Sale Terms, or (ii) such equity interests shall be delivered free and clear of all Equity Encumbrances other than those set forth under any operating agreement or comparable organizational document or other agreement governing the right of such equity interests among equity holders and/or the issuer of such equity or described in the Material Sale Terms. If NW or the ROFO Designee does not close a Sale Transaction pursuant to a ROFO because of (x) the direct act or omission of the Company, RSVP or RAP or their respective Affiliates, which occurs on or after the date of delivery of the Notice of Intent, or (y) a MAC (each of the events described in clauses (x) and (y) being herein referred to as an "Excused Condition"), then the Good Faith Deposit will be returned and the ROFO for such Sale Transaction and the ROFO for any future Sale Transaction relating to any Platform shall continue. If NW or the ROFO Designee does not close a Sale Transaction pursuant to a ROFO after making the Good Faith Deposit for any reason other than due to an Excused Condition, then the Good Faith Deposit will be forfeited and the ROFO for such Sale Transaction and the ROFO for any future Sale Transaction relating to any Platform shall immediately be terminated without any further action by any party to this Agreement. The amount of the Good Faith Deposit forfeited shall be liquidated damages and NW and the ROFO Designee shall not be liable for damages for any other amount. Upon any such failure to close the ROFO after making the Good Faith Deposit other than because of an Excused Condition, the Managing Member shall no longer be obligated to provide NW with a Sellers Notice of any subsequent Sale Transaction relating to any Platform. The parties agree that the failure to perform, in any respect, under the ROFO shall not be grounds for the termination of the Asset Manager under the Management Agreement.

                 (d) Subject to the first sentence of Section 3.02(b)(x), in the event that NW or the ROFO Designee does not issue a Notice of Intent as described in Section 3.07(b) hereof, RSVP or RAP shall have the right to effect the Sale Transaction to any Person; provided that such sale is consummated on the specified terms (in the Seller's Notice) in all material respects, and for a price of not less than 95% of the price at which equity interests were offered to NW or, if the sale is for the underlying assets, 92.5% of the levered equity value based on the price at which such assets (net of underlying indebtedness) were offered to NW or its designee (a "Qualified Sale"). If a Qualified Sale does not close within 6 months from the date on which NW or the ROFO Designee is deemed not to have accepted the offer, then any subsequent Sale Transaction proposed by the Company at a price that is less than the applicable Minimum Price shall be subject to the ROFO. A hypothetical example that illustrates the proper allocation and calculation under the provisions of this Section 3.07(d) is attached as Exhibit 3.07(d).

                 (e) If a Sale Transaction is proposed in good faith by the Company at an amount greater than the Minimum Price but RSVP or RAP, or their representative, receives and they intend to entertain offers below the Minimum Price, then NW or the ROFO Designee shall have the ROFO for such Sale Transaction. NW or the ROFO Designee shall have 15 days (if the fifteenth day is not a Business Day, then the next following Business Day) after notice of such offer in order to issue a Notice of Intent and to tender the Good Faith Deposit in order to accept the offer to purchase. If such Sale Transaction does not close within 6 months from the date on which NW or the ROFO Designee is deemed not to have accepted the offer, then any subsequent Sale Transaction proposed by the Company at less than the applicable Minimum Price shall be subject to the ROFO.

                 (f) All rights set forth in Section 3.06 and 3.07 shall be subject to the Alternative Procedures.

         Section 3.08  Certain Company Affiliate Transactions.

                 (a) Each of the parties hereto acknowledges and agrees that nothing in this Agreement shall be deemed to create an NW Consent on the sale, transfer, merger, recapitalization or similar transaction, including, without limitation, any transaction that results in a change of control of any of Frontline Capital Group, Reckson Associates Realty Corp. or ROP or any interest in any of the foregoing.

                 (b) Notwithstanding anything to the contrary in this Agreement, it is expressly acknowledged that nothing in this Agreement including, but not limited to Section 3.02(b)(x) relating to transactions with Affiliates, shall create an NW Consent to any transfer of RSI Management's interest in the Company (or ROP's interest in RAP) to any Person including any Affiliate of RSI Management.

                 (c) Notwithstanding anything to the contrary in this Agreement, it is expressly acknowledged that nothing in this Agreement including, but not limited to Section 3.02(b), shall create or be deemed to create an NW Consent to the retirement of the Class A membership interests of RSVP contemplated by the UBS Restructuring Agreement, as executed and delivered on the date hereof.

                                   ARTICLE IV

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS


         Section 4.01  Capital Accounts.

                 (a) The Capital Accounts of each Member as of the Effective Date shall be the amount immediately prior to the Effective Date.

                 (b) No Member shall have any obligation to make any additional capital contributions to the Company.

                 (c) The Managing Member in good faith shall amend Schedule B to accurately reflect any changes in the Capital Account of any Member.

         Section 4.02  Capital Accounts Adjustments.

                 (a) There shall be established for each Member on the books of the Company a capital account (a "Capital Account"), which shall be maintained and adjusted as provided in the Regulations. The Capital Account of a Member shall be credited with the amount of all cash and the fair market value of all property contributed by such Member to the Company. The Capital Account of a Member shall be increased by the amount of any Net Profits allocated to such Member, and decreased by (i) the amount of any Net Losses allocated to such Member, (ii) the amount of any cash distributed to such Member, and (iii) the fair market value of any assets (other than cash) distributed to such Member. The Capital Account of each Member shall also be charged or credited with the amounts allocated to the Members in accordance with the provisions of Schedule D, and shall be adjusted appropriately to reflect any other adjustment required pursuant to Regulation Section 1.704-1 or 1.704-2.

                 (b) Upon the occurrence of any event specified in Regulation
Section 1.7041(b)(2)(iv)(f), the Tax Matters Partner may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time as determined in good faith by the Managing Member. The adjustments shall reflect the manner in which the unrealized income, gains, loss, or deduction inherent in such property would be allocated among the Members if there were a taxable disposition of such property for such fair market value determined in good faith by the Tax Matters Partner on the date of the occurrence of such event.

         Section 4.03 Withdrawal of Capital; Return of Capital; Deficit Balance in Capital Account.

                 (a) Except as otherwise specifically set forth in this Agreement no Member shall have the right to (i) withdraw such Member's capital contribution or to demand or receive the return of a capital contribution or make any claim to any portion of Company capital or (ii) demand or receive property other than cash in return for a capital contribution or to receive any distribution in return for a capital contribution that is not required by this Agreement.

                 (b) A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or property of the Company or any other Member. Furthermore, no Member shall have any obligation to the Company or any other Member for, or to restore any deficit balance in such Member's Capital Account.

         Section 4.04 Additional Capital Contributions. Notwithstanding any provision of this Agreement to the contrary, the Class A Member and ROP shall have the right, but not the obligation, to contribute (i) any additional capital (provided it is not New Money) which may be contributed as debt or equity to the extent reasonably necessary to preserve the value of the assets held, directly or indirectly, by RSVP or RAP; (ii) New Money which may be contributed as debt or equity of up to the New Money Threshold Amount; and (iii) subject to 3.02(b)(xvi), New Money which may be contributed as debt or equity in an amount in excess of the New Money Threshold Amount, provided, however, that any such additional capital contribution, whether debt or equity, shall only be made by RSVP or ROP to RAP or by the Class A Member to the Company.

         Section 4.05 Invested Capital. Each Member acknowledges and confirms to the other Members that the aggregate amount of its invested capital in the Company and RAP by itself or its Affiliates including ROP is as set forth below:

         Member                     Aggregate Invested Capital
         ------                     --------------------------

         RSI Management             $106,000,000  (includes  $59,800,000
                                    invested by ROP in RAP)

         NW                         $0

         Management Partners        $0


         Section 4.06 Effect. In consideration of the invested capital described in this Article IV, the Members have agreed to the prioritization of distributions set forth in Article V hereof.


                                   ARTICLE V

                                  DISTRIBUTIONS


         Section 5.01 Distributions of Cash Flow. Cash Flow for any period shall be distributed to the Members, at times determined by the Managing Member in good faith, but in no event less frequently than quarterly. Any distributions under Section 5.01 and Section 5.02 shall be made in the following order of priority:

                 (a) First, to the Class A Member until the Class A Member or its Affiliates, and ROP, have received in the aggregate an amount, equal to the Preference Amount plus interest, if any, earned on New Money, if any, whether received from the Company, RSVP, RAP or their respective subsidiaries; provided, however, that any distributions under this Section 5.01(a), shall be applied in the following order of priority, without duplication:

                     (1) to the return of 12% per annum required to be paid on New Money, if any;

                     (2) to the repayment of New Money, if any; and

                     (3) to the remaining Preference Amount balance, if any; and

                 (b) Thereafter, to the Class B Members, pro rata on the basis of the number of Class B Units held by the Class B Members, but in no event less than 66.67% to RSI Management and its successors and assigns, 27.77% to NW and its permitted successors and assigns and 5.56% to Management Partners and its permitted successors and assigns.

         Section 5.02  Distributions in Kind.

                 (a) Subject to Section 3.02(b)(ix), the Company may, if determined by the Managing Member, make any or all distributions in kind.

                 (b) Subject to Section 3.02(b)(ix), if the Company makes a distribution in kind of the Company's assets, the Capital Accounts of the Members shall be debited or credited as though the assets had been sold for an amount equal their gross fair market value and the amount received on such sale had been distributed. Any such distribution in kind shall be treated as a distribution in an amount equal to the aggregate fair market value of the assets to be distributed, and shall be distributed as if Cash Flow to the Members pursuant to the priorities set forth in Section 5.01 hereof.

         Section 5.03  [Intentionally Omitted]

         Section 5.04  [Intentionally Omitted]

         Section 5.05 Service Fee. RSI Management shall be entitled to an annual service fee (the "Service Fee" ) payable no less frequently than quarterly, in advance, of $345,000 per annum. The Service Fee shall be an obligation of the Company payable pari passu with all other third party debts and obligations of the Company.

         Section 5.06 Certain Payments Not Distributions. It is acknowledged and agreed that each of (i) the fees payable to the Asset Manager under the Management Agreement; and (ii) the Service Fee payable to RSI Management are not "distributions" under this Agreement and each such payment shall be payable in accordance with the Management Agreement or Section 5.05, respectively.

                                   ARTICLE VI

                                ALLOCATION RULES


         Section 6.01 Reference to Schedule D. Except as provided in the immediately following sentence, the terms and provisions of Schedule D (regarding certain federal tax matters including the allocations of income and losses for federal tax purposes) are incorporated herein by reference as if fully set forth herein, and shall be applied with respect to the allocation of losses occurring after the Effective Date. The tax allocation provisions under the Original Agreement shall survive and be applied with respect to the allocation of losses occurring through and including the Effective Date.


                                  ARTICLE VII

                     RESIGNATION AND ASSIGNMENT OF INTERESTS


         Section 7.01 Resignation of the Managing Member. The Managing Member shall be entitled to resign as the Managing Member. Upon any such resignation, the Class A Members shall promptly elect or designate a successor Managing Member.

         Section 7.02 Resignation of Member. A Member (other than the Managing Member) may resign from the Company prior to the dissolution and winding up of the Company only upon, and shall be deemed to have resigned upon, the Transfer of all of its Interests in compliance with the provisions of Section 2.05.

         Section 7.03 No Distribution Upon Resignation. Upon resignation, no resigning Member shall be entitled to receive any distribution or otherwise be entitled to receive the fair value of its Interest.

         Section 7.04 Admission of Members. (a) No Person who is the transferee or assignee of all or a portion of the Interests of a Member shall be entitled to any of the rights and benefits under this Agreement (other than the right to distributions) unless and until:

                 (i) the purchaser or transferee shall accept and assume in writing all of the terms, conditions and obligations of this Agreement by executing and delivering to the Company a Joinder Agreement;

                 (ii) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state securities or blue sky laws;

                 (iii) such Transfer shall not subject the Company to taxation as a corporation for state or federal income tax purposes; and

                 (iv) such Transfer shall not affect the Company's existence or qualification as a limited liability company under the Delaware Act.

         Section 7.05 Amendment of Schedule B. As promptly as is reasonably practicable after the admission or withdrawal of a Member of the Company, the Managing Member shall amend Schedule B to reflect the admission or withdrawal of such Member.


                                  ARTICLE VIII

                                   DISSOLUTION


         Section 8.01  Duration and Dissolution.

                 (a) The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                      (i) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act; or

                      (ii)   the expiration of the Term;

                      (iii) the bankruptcy, dissolution or liquidation of the Managing Member unless the business of the Company is continued by the consent of NW and its permitted successors and assigns within 90 days following the occurrence of such event; or

                      (iv) the mutual agreement of NW and/or its permitted successors and assigns, on the one hand, and RSI Management and/or its successors and assigns, on the other hand.

                 (b) The Company may dissolve and wind-up the affairs of RSVP and RAP upon the first to occur of the following:

                      (i) the entry of a decree of judicial dissolution of RSVP and RAP; or

                      (ii) the sale of all or substantially all of the assets of RSVP and RAP; or

                      (iii) the mutual agreement of NW and its permitted successors and assigns and RSI Management and its successors and assigns.

         Section 8.02 Winding Up. Subject to 3.02(b)(iii), 3.06 and 3.07, the Managing Member shall have the exclusive right to wind up the Company's affairs in accordance with and subject to the provisions of this Agreement including without limitation Article III (and shall do so in an orderly and expeditious manner upon dissolution of the Company), and shall also have the right to act as or appoint a Liquidator in connection therewith. The Managing Member may appoint an Affiliate of the Managing Member as the Liquidator provided that any such appointment is on commercially reasonable arm's length terms.

         Section 8.03  Distribution of Assets.

         (a) Upon the winding up of the Company, the assets shall be distributed to the Members in accordance with Article V. Prior to such distributions, the Company shall allocate all items of income, gain, loss and deduction for the year of dissolution in the manner necessary to adjust the Capital Accounts of such Members to reflect their Interests in the Company within the meaning of Treasury Regulations ss. 1.704-1(b). It is intended that such distribution shall comply with the provision in Treasury Regulations ss. 1.704-1 regarding liquidation in accordance with positive Capital Account balances and compliance with the requirements relating to the substantial economic effect of Company allocations.

         (b) If the Liquidator shall determine that it is not feasible to liquidate all of the assets of the Company, then the Liquidator shall cause the fair market value of the assets not so liquidated to be determined. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Members in accordance with Article VI as though the assets were sold for its fair market value and distribution of any such assets in kind to a Member shall be considered a distribution of an amount equal to the assets' fair market value for purposes of Article VI and this Section 8.03.

         (c) No Member shall have the right to demand or receive property other than cash upon dissolution and termination of the Company. No Member shall be obligated to restore or contribute to the Company with respect to any Capital Account deficit except to the extent as may be required by Delaware Act.

         (d) Within 90 days following the dissolution of the Company and the commencement of winding up of the Company, the Liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware and record or file cancellation of any other filings made pursuant to this Agreement.

         (e) Within sixty (60) days after the Company's assets have been fully liquidated and the proceeds therefrom fully allocated and distributed as provided in this Section, the Liquidator shall furnish to each of the Members a statement prepared by the Company's independent certified public accountants, which shall set forth the receipts and disbursements of the Company in the course of such liquidation, together with the amount of proceeds from such liquidation distributed with respect to each Member's Unit.

         (f) No dissolution of the Company shall release or relieve any Member of its obligations under this Agreement.

         (g) Subject to the provisions of this Agreement, the Liquidator shall have the right to make any distribution in kind and determine the fair market value of any distribution in kind.

         Section 8.04 No Dissolution. The Company shall not be dissolved by the admission or withdrawal of Members in accordance with the terms of this Agreement.

         Section 8.05 Notice of Liquidation. The Managing Member shall give each of the other members at least ten (10) days prior written notice of any liquidation.

                                   ARTICLE IX

                                     MEMBERS


         Section 9.01  Meetings; Notices.

         (a) Unless otherwise provided by the Act, meetings of the Members, for any purpose or purposes, may be called only by the Managing Member and no other Member upon prior notice and subject to procedures determined from time to time by the Managing Member. The Managing Member may designate any place within or without the State of New York for any meeting of the Members. Any Member may attend, at their option, any such meeting by telephonic means.

         (b) The Managing Member shall provide each Member a copy of any Material Notice received or given by the Company, RSVP, RAP or their Affiliates.

         (c)  Notwithstanding any provision of this Agreement to the contrary:
(i) the remedy of any Member with respect to any failure of the Managing Member to deliver a Material Notice under Section 9.01(b) shall be limited to the right of such Member to seek specific performance (unless such failure results from the failure or omission of the Asset Manager under the Management Agreement to timely provide the appropriate information to the Company) to obtain a copy of such Material Notice (it being understood that in no event shall there be any Damages or other remedies with respect to any such failure); and (ii) the Managing Member shall not be in breach or default of this Agreement because of failure to provide any Material Notice.

         Section 9.02  Other Activities. Subject to the provisions of Section
1.12 and the terms and conditions of the Management Agreement: (i) except as otherwise prohibited by written agreement between the Company and a Member, the Members may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom; and (ii) no Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member thereof shall have the right to take for its own account (individually or as a partner, member, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity. All transactions involving Platforms will be effected solely through RSVP or RAP, it being understood that no Member or their respective Affiliates shall make any separate investments in the Platforms or their respective assets, except to the extent otherwise permitted under Section 3.06 or Section 4.04 of this Agreement. For the purpose of this Section 9.02 it is acknowledged and agreed that without limiting the interpretation or construction of any other term or provision of this Agreement, all references in this Section 9.02 to a Member shall also include the Managing Member.

         Section 9.03 No Agency. No Member shall act as agent for the Company or bind the Company in any respect unless expressly authorized by this Agreement or pursuant to any action taken by the Managing Member.

         Section 9.04 Access to and Confidentiality of Information; Records. Each Member shall have the right in a timely manner to receive from the Company from time to time upon reasonable demand for any purpose reasonably related to such Member's Interest as a member of the Company, a copy of the Company's, RAP's, RSVP's and the Platforms' to the extent available: (i) most recent annual financial statements with any included footnotes, (ii) most recent federal, state and local income tax returns and (iii) this Agreement and Certificate of Formation including schedules and any amendments thereto and (iv) any other information reasonably requested by any Member. Any demand by a Member pursuant to this Section shall be in writing.


                                   ARTICLE X

                                  MISCELLANEOUS


         Section 10.01  Amendment to the Agreement.

         (a) Subject to the Amendment Standard, the Managing Member may amend this Agreement.

         (b) The supplement of this Agreement to reflect the admission or withdrawal of any Person as a Member in the Company or any permitted Transfer of Units (and the revision to Schedule B to reflect any such transaction, or the address of a Member) shall not be deemed an Amendment to this Agreement.

         Section 10.02 Successors; Counterparts. (a) This Agreement and any Amendment hereto in accordance with Sections 10.01 and 3.02(b)(i) shall be binding as to any executors, administrators, estates, heirs, permitted successors and assigns of NW and Management Partners and the successors and assigns of RSI Management, or nominees or representatives, of the Members, and
(b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart. At the request of the Company, all Members agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.

         Section 10.03 Governing Law; Severability. (a) This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act.

         (b) No Member, in its capacity as a Member, shall be deemed to have any right or benefit in, to or under the Company or any of its subsidiaries (including, without limitation, RSVP, RAP and each Platform) other than the rights and benefits set forth in this Agreement.

         (c) If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (i) to make it enforceable or valid and (ii) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

         Section 10.04 Specific Performance. Each of the undersigned acknowledges and agrees that each of the parties hereto is entering into this Agreement in reliance on the agreements, obligations and covenants made herein by the other parties hereto, and that any failure or delay in specific performance of those agreements, obligations and covenants contained in Sections 3.06, 3.07, 9.01(b), 9.04, 10.05 and 10.09 of this Agreement, would result in irreparable harm to the other parties hereto. Each of the undersigned agrees that if any of the undersigned defaults in the performance of its or their obligations under Sections 3.06, 3.07, 9.01, subject to the provisions of
Section 9.01(c), 9.04, 10.05, subject to the provisions of Section 10.05(c), and
10.09 of this Agreement, the other parties shall be entitled, in addition to any other remedies that they may have, to enforce this Agreement by an order or judgment of specific performance in a court of competent jurisdiction requiring the defaulting party to perform such obligation under this Agreement. Notwithstanding the immediately two preceding sentences, except as otherwise specifically provided in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to limit any remedy available to a party whether at law or in equity.

         Section 10.05 Reports. (a) After the end of each fiscal year, the Managing Member shall, as promptly as possible and in any event within 90 days after the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form 1065 K-1. The Managing Member shall deliver to each Member annual audited combined and combining, if available, income statements and combined and combining, if available, balance sheet for the Company, RSVP and RAP within 75 days after each calendar year end, all in reasonable detail consistent with past practices and quarterly unaudited combined and combining, if available, income statement and combined and combining, if available, balance sheet for the Company, RSVP and RAP within 60 days following each calendar quarter end all in reasonable detail consistent with past practices.

         (b) The Company shall maintain the following records at its principal office: (i) a current list of the full names and the last known mailing address of each Member together with the Capital Account and the Interest of each Member, and a schedule of distributions received in each fiscal year by each Member pursuant to this Agreement, (ii) a copy of the Certificate of Formation and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed, (iii) a copy of this Agreement, any amendments hereto and any amended and restated Agreements, (iv) a copy of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years and (v) a copy of all audited and unaudited financial statements of the Company.

         (c) Notwithstanding any provision of this Agreement to the contrary, the remedy of any Member with respect to any breach or default by the Managing Member under Section 10.05 shall be limited to the right of such Member to seek specific performance to enforce such rights pursuant to Section 10.04 (it being understood that in no event shall there be any Damages or other remedies with respect to any such breach or default) and, further, there shall be not breach or default by the Managing Member under Section 10.05 if such Damages directly result from the failure or omission of the Asset Manager under the Management Agreement to timely provide the appropriate information to the Company.

         Section 10.06 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

         Section 10.07  [Intentionally Omitted].

         Section 10.08 Notices. All notices and other communications hereunder (including any approval or authorization by a Company required under this Agreement) shall be effective upon receipt and shall be in writing and (i) personally delivered or (ii) delivered by Federal Express or another nationally recognized overnight courier to the address specified by such party under its signature hereon or such other address specified by a notice to each other party to this Agreement.

         Section 10.09 Confidentiality. The Members shall keep confidential all non-public confidential and proprietary information of the Company or its subsidiaries (as reasonably determined by the Managing Member), except as agreed by, and with the prior approval of the Managing Member, except (1) for professionals (including, but not limited to, bankers and underwriters) and advisors with a need to know such information, provided that each such professional or advisor shall agree to keep confidential all such confidential and proprietary information in accordance with this Section 10.09, (2) to the extent such information is or becomes generally available to the public other than as a result of a disclosure by the Members, (3) to the extent such information is or becomes available to the recipient from a non-confidential source that is not prohibited from disclosing such information to the recipient by a legal, contractual or fiduciary obligation to the recipient, (4) to the extent required by law, regulation, or court or administrative proceeding, or
(5) to the extent disclosed by a Member to a third party in connection with the performance of duties of such Members hereunder or under any Related Document, provided that each such third party shall agree to keep confidential all such confidential or proprietary information in accordance with this Section 10.09. Notwithstanding any obligation of the Asset Manager under the Management Agreement to return any confidential information pursuant to the Management Agreement, each Member shall have the right to retain confidential information possessed by such Member as such Member deems reasonably necessary in its capacity as a Member of the Company and any such confidential information shall be subject to the terms and conditions of this Section 10.09.

         Section 10.10 Waiver. No failure to elect to pursue any remedy and no waiver with respect to any default under or breach of any provision of this Agreement shall be deemed to be a waiver of any other subsequent similar or different default, breach or provision or of any election or remedies available in connection therewith. Acceptance by any Member of any money or other consideration due under this Agreement, with or without knowledge, shall not constitute a waiver of any provision of this Agreement.

         Section 10.11 Entire Agreement. Except as set forth herein to the contrary, this Agreement contains the entire agreement among the Members with respect to the subject matter hereof and supersedes all prior agreements and undertakings among Members with respect thereto. Without limiting the generality of the forgoing, no presumption, effect or consideration shall be accorded to any prior draft of this Agreement (or any part thereof) in the interpretation of the terms and provisions of this Agreement or the intent of the parties thereto.

         Section 10.12 Construction; Gender. Whenever used herein, the singular number shall include the plural and the plural shall include the singular, unless the context otherwise requires. References herein to the various forms of the words "he", "she" and "it" shall be deemed to be references to the appropriate gender of the Persons modified or represented by such words.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                  COMPANY:

                                  RSVP HOLDINGS, LLC
                                  By its Management Committee

                                      ----------------------------------------
                                      Seth B. Lipsay, as a Management Committee
                                      Member and not individually


                                      ----------------------------------------
                                      Scott Rechler, as a Management Committee
                                      Member and not individually


                                      ----------------------------------------
                                      Steven H. Shepsman, as a Management
                                      Committee Member and not individually

                                  MEMBERS:

                                  RSI FUND MANAGEMENT, LLC

                                  By:
                                      ----------------------------------------
                                      Name: Scott Rechler
                                      Title: Authorized Signatory

                                  NEW WORLD REALTY, LLC

                                  By:
                                      ----------------------------------------
                                      Seth B. Lipsay,
                                      Authorized Signatory and not individually

                                  By:
                                      ----------------------------------------
                                      Steven H.  Shepsman,
                                      Authorized Signatory and not individually




[Amended and Restated Limited Liability Company of RSVP Holding, LLC] HFNY2: #688808

                                  RSVP MANAGEMENT PARTNERS, LLC

                                 By:
                                      ----------------------------------------
                                      Name:
                                      Authorized Signatory



























[Amended and Restated Limited Liability Company of RSVP Holding, LLC] HFNY2: #688808

                                   SCHEDULE A

Definitions. The following terms shall have the meanings set forth below:

-------------------------------------------------------------------------------
"Affiliate"                        means, with respect to a Person, another
                                   Person that directly or indirectly controls, is controlled by or is under common control with such first Person, and shall be deemed to include the heirs, executors, administrators of such first Person, and a director, executive officer, senior employee
                                   (or Person with similar responsibilities) of such first Person. The term "Affiliated" shall have the correlative meaning.

-------------------------------------------------------------------------------
"Agreement"                        means this Amended and Restated Limited
                                   Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

-------------------------------------------------------------------------------
"Alternative                       means as follows:
Procedures"
                                   The right of NW or the ROFO Designee to
                                   exercise its ROFO with respect to any
                                   specified Sale Transaction shall be subject to the lender providing financing (the "UBS
                                   Financing") for the interests being acquired in the UBS Restructuring not objecting to such exercise or existence of the ROFO. Each of ROP, RSVP and the Company shall use its commercially reasonable efforts to obtain such lender approval provided that in exercising such commercially reasonable efforts to obtain such approval neither ROP, RSVP nor the Company shall be required to expend funds. Notwithstanding the foregoing, the ROFO shall be in effect after such financings are repaid or otherwise discharged. If the ROFO is objected to by the lender, then the Alternative Procedures shall be applicable.

                                   The Alternative Procedures are as follows:
                                   (i) NW, its permitted successors and assigns will have the right to submit an offer in the sales process in connection with a Sale Transaction that would otherwise have been subject to the ROFO; and (ii) if NW, or its permitted successors and assigns is the Best Bidder but is not selected, then NW's, or its permitted successors' and assigns' sole and exclusive right and remedy in respect thereof shall be payment of the Payment Amount.

                                   Notwithstanding any provision contained
                                   herein: (i) under no circumstances shall NW be entitled to receive any amounts under this definition from each Sale Transaction more than once (i.e. NW shall only be entitled to receive amounts under this definition from each Sale Transaction one time and without duplication); (ii) amounts due to NW under this definition shall be calculated each time there is a Sale Transaction and (iii) the Alternative Procedures shall not be available at any time (x) during the 90-day period prior to the maturity date of the UBS Financing and (y) there exists a continuing default under the UBS Financing.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
"Amendment Standard"               means: (i) an Amendment that has an NW
                                   Adverse Effect shall require the prior
                                   written consent of NW, which consent may be withheld by NW in its sole discretion; (ii) an Amendment that does not have an NW Adverse
                                   Effect, in Managing Member's reasonable
                                   judgment, shall require the consent of NW, which consent shall not be unreasonably withheld, delayed or conditioned and (iii) for so long as ROP or its affiliates hold any interest in RAP, an Amendment that is required, in Managing Member's reasonable judgment, in order to protect the REIT status of Reckson Associates Realty may be adopted by the Managing Member in its sole discretion; provided such Amendment does not have an NW Adverse Effect.

-------------------------------------------------------------------------------
"Best Bidder"                      means a bidder that offers the best bid, such
                                   determination to be made on such factors as are relevant in the reasonable judgment of the Company including without limitation price, reputation, access to capital, and likelihood of closing.

-------------------------------------------------------------------------------
"Business Day"                     means any day other than a Saturday, a Sunday
                                   or a day on which banks in New York City are authorized or obligated by law or executive order to close.

-------------------------------------------------------------------------------
"Capital Account"                  means the capital account established for
                                   each Member in accordance with Section
                                   4.02(a).

-------------------------------------------------------------------------------
"Capital Asset"                    means any asset of the Company or of any
                                   partnership or limited liability company in which the Company holds a direct or indirect interest, the sale or other disposition of which at a gain after the requisite holding period would result in whole or in part, in long term capital gain within the meaning of
                                   Section 1222(3) of the Code.

-------------------------------------------------------------------------------
"Cash Flow"                        means, with respect to any period, the amount
                                   by which (i) all cash receipts received by the Company, RSVP or RAP (without duplication) during such period from whatever source derived (including, without limitation, cash from operations, or proceeds from the sale or disposition of any asset, proceeds from financings of the Company, RSVP or RAP, and funds released during such period from cash reserves (previously established from cash from operations or from proceeds from the sale or disposition of any asset) and cash distributions from subsidiaries of RAP and RSVP (excluding future capital contributions) exceeds (ii) (a) all

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                   disbursements of cash by the Company, RAP and RSVP during such period, including, without limitation, payment of operating expenses (including payments under the Management Agreement and the Service Fee), payment of principal and interest on the Company's, RAP's and RSVP's indebtedness and reasonable reserves established by the Managing Member for the Company's operating expenses and in connection with sales and dispositions of assets; from cash receipts listed in (i) above; and (b) contributions to RSVP and RAP and contributions to subsidiaries of RAP and RSVP without duplication, from cash receipts listed in (i) above.

-------------------------------------------------------------------------------
"Certificate of                    means the certificate of formation filed on
Formation"                         behalf of the Company with the office of the
                                   Secretary of State of the State of Delaware pursuant to the Delaware Act.

-------------------------------------------------------------------------------
"Class A Member"                   means a Member that holds one or more Class A
                                   Units and, initially, is solely RSI
                                   Management.

-------------------------------------------------------------------------------
"Class A Units"                    means the Interests in the Company designated
                                   as Class A Units in Section 2.01.

-------------------------------------------------------------------------------
"Class B Member"                   means a Member that holds one or more Class
                                   B Units and, initially, is RSI Management,
                                   NW and Management Partners.

-------------------------------------------------------------------------------
"Class  B Units"                   means the Interests in the Company designated
                                   as Class B Interests in Section 2.01, of which 66.67% are initially held by RSI
                                   Management and 27.77% and 5.56% are initially held by NW and Management Partners, respectively.

-------------------------------------------------------------------------------
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect and applicable on the date of the application of the provisions of this Agreement containing such reference.

-------------------------------------------------------------------------------
"Company"                          has the meaning specified in the Preamble to
                                   this Agreement.

-------------------------------------------------------------------------------
"Control"                          and the term "Controlled by" means the
                                   possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of any specified Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of equity interests having the power to elect a majority of the board of directors or similar body

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                   governing the affairs of such specified
                                   Person.

-------------------------------------------------------------------------------
"Covered Person"                   means the (i) Members (including Members
                                   acting as the Managing Member before, during and after the Effective Date), any Affiliate of a Member or any officers, directors, managers, members, stockholders, partners, employees, representatives, agents, trustees, attorneys, testators and intestates of a Member, the Company or their respective
                                   Affiliates.

-------------------------------------------------------------------------------
"Damages"                          shall mean liabilities, demands, claims,
                                   actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, fees, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses; provided, however, Damages shall not include any special, consequential, punitive or treble damages, including lost profits, in connection with or arising out of this Agreement or the other Related Documents or its breach, or arising from the relationship of the parties or the conduct of the business of the Company or its subsidiaries, even if the possibility of such damages was foreseeable.

-------------------------------------------------------------------------------
"Delaware Act"                     shall have the meaning set forth in the
                                   recitals of this Agreement.

-------------------------------------------------------------------------------
"Effective Date"                   shall have the meaning ascribed thereto in
                                   the Restructuring Agreement.

-------------------------------------------------------------------------------
"Equity Encumbrance"               shall mean with respect to any equity
                                   securities, any claim, encumbrance, option, right of first refusal, pre-emptive right or similar restriction of any kind.

-------------------------------------------------------------------------------
"Escrow Agent"                     shall mean Company counsel or title company,
                                   or other Person, each as may be agreed by the Managing Member or its successors and assigns, and NW or its permitted successors and assigns.

-------------------------------------------------------------------------------
"Escrow Agreement"                 shall mean an escrow agreement reasonably
                                   acceptable to the Managing Member and the Escrow Agent which is customary in form and substance.

-------------------------------------------------------------------------------
"Fiscal Year"                      shall have the meaning set forth in Section
                                   1.05.

-------------------------------------------------------------------------------
"Interest"                         means a limited liability company interest in
                                   the Company, including the right of the
                                   holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
"Liquidator"                       means any Person that appointed as the
                                   liquidator, a trustee in liquidation or
                                   Person exercising a similar authority.

-------------------------------------------------------------------------------
"MAC" shall mean any of the following which, in any such case, results in a material adverse effect on the Platform underlying the proposed Sale Transaction taken as a whole:
                                   (i) any material adverse change in the
                                   assets, liabilities, operations, or condition of any Platform underlying a proposed Sale Transaction which change occurs on or after the date the Notice of Intent is delivered by NW which is not the result of a fact or condition relating to the Platform actually known by NW prior to the date the Notice of Intent is delivered by NW; (ii) any significant capital markets disruption which would customarily release a commercial lender from a binding loan commitment; (iii) any force majeure with respect to the assets, liabilities, operations, or condition of the Platform underlying a proposed Sale Transaction or (iv) any order or law shall be in effect, which prohibits, makes illegal, prevents, materially restricts, enjoins, or nullifies any such proposed Sale Transaction. It is expressly acknowledged that the exercise of the ROFO is not subject to any financing contingency and the determination of any MAC shall bear no relation to the ability of NW to obtain financing to consummate a ROFO but rather shall relate solely to the effect of any of the foregoing directly on the relevant Platform.

-------------------------------------------------------------------------------
"Management Agreement"             means the Management Agreement dated as of
                                   even date herewith by and among the Company, New World Realty Management, LLC and the other parties named therein a copy of which is attached hereto as Exhibit I.

-------------------------------------------------------------------------------
"Management Partners"              shall have the meaning ascribed thereto in
                                   the preamble of this Agreement.

-------------------------------------------------------------------------------
"Managing Member"                  shall have the meaning ascribed thereto in
                                   Section 3.01.

-------------------------------------------------------------------------------
"Material Notice"                  means any notice or other written
                                   communication regarding (i) a material
                                   default of a material obligation of the
                                   Company, RSVP, RAP or any of their respective subsidiaries; (ii) a foreclosure on any assets of the Company, RSVP, RAP or any of their respective Affiliates or subsidiaries;
                                   or (iii) any litigation commenced or overtly threatened by or against the Company, RSVP, RAP or any of their respective Affiliates or subsidiaries which would reasonably have a material adverse affect.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
"New Money"                        means only such portion of any additional
                                   capital contribution made after March 24, 2003, by the Class A Member or ROP to the Company or RAP, which, when added to the then
                                   Preference Amount, (i) exceeds seventy-five million ($75,000,000) dollars, and (ii) is reasonably necessary to preserve the value of the assets held directly or indirectly, by RSVP or RAP. As of March 24, 2003, the amount of New Money is $0.

-------------------------------------------------------------------------------
"New Money Threshold Amount"       has the meaning ascribed to such term in
                                   Section 3.02(b)(xiii).

-------------------------------------------------------------------------------
"NW" has the meaning specified in the Preamble to this Agreement.

-------------------------------------------------------------------------------
"NW Adverse Effect"                shall mean any adverse affect (including,
                                   without limitation, by means of dilution) on the economic rights of NW, its permitted successors and assigns, and Management
                                   Partners, its permitted successors and
                                   assigns, taken as a whole, as: (i) Class B
                                   Members and by virtue of the Company's
                                   interests in RSVP and RAP, as the case may be; or (ii) the ROFO.

-------------------------------------------------------------------------------
"NW Consent"                       means the consent of NW or its permitted
                                   successors and assigns as defined in Section
                                   3.02(b).

-------------------------------------------------------------------------------
"NW Change of Control"             means any transaction or event that causes NW
                                   to not be Controlled by Seth Lipsay or Steven
                                   Shepsman or any of their respective estates.

-------------------------------------------------------------------------------
"Payment Amount"                   means the cumulative difference (without
                                   duplication) between (i) the amount NW, its permitted successors and assigns and
                                   Management Partners, its permitted successors and assigns would have received under Article
                                   V of this Agreement assuming that in each case where NW should have been selected as the Best Bidder (e.g., it was determined to be the Best Bidder but was not selected) it was selected as the purchaser in the relevant
                                   Sale Transaction at NW's bid price, and (ii) the amount NW and Management Partners actually receive under Article V of this Agreement.

-------------------------------------------------------------------------------
"Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity of whatever nature.

-------------------------------------------------------------------------------
"Platform"                         shall have the meaning ascribed thereto in
                                   the UBS Restructuring Agreement. For purposes of Sections 3.05, 3.06 and 3.07, a
                                   "Sub-Platform" of Student Housing and
                                   Catskills/Resorts shall be deemed

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                   a "Platform".

-------------------------------------------------------------------------------
"Preference Amount"                means an amount equal to (A) the sum of (i)
                                   seventy-five million ($75,000,000) dollars plus (ii) any additional capital (including any New Money) contributed to the Company and RAP made after March 24, 2003, to the extent such equity investments were reasonably necessary to preserve the value of the assets held, directly or indirectly, by RSVP or RAP, plus (iii) a return of 12% per annum on New
                                   Money contributed to the Company, RSVP, RAP, any of their respective subsidiaries or any Platform; less (B) any Cash Flow distributions received by the Class A Member, or ROP or their respective Affiliates on and after March 24, 2003, provided that the Preference Amount may not be less than zero.
                                   As of March 24, 2003, the amount of the
                                   Preference Amount is $75 million.

-------------------------------------------------------------------------------
"RAP"                              shall mean Reckson Asset Partners LLC, a
                                   Delaware limited liability company.

-------------------------------------------------------------------------------
"Regulations"                      means the regulations proposed or promulgated
                                   under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement.
                                   A reference to a specific Regulation refers not only to such specific Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

-------------------------------------------------------------------------------
"Related Documents"                shall have the meaning ascribed to such term
                                   in the Restructuring Agreement.

-------------------------------------------------------------------------------
"Restructuring                     Agreement" means the Restructuring Agreement
                                   dated as of even date herewith by and among RSI Management, NW and the other parties named therein.

-------------------------------------------------------------------------------
"ROFO" shall have the meaning ascribed to such term in Section 3.06.

-------------------------------------------------------------------------------
"ROFO Designee"                    means a Person (i) designated by NW and its
                                   permitted successors and assigns to exercise the ROFO and (ii) in which SBL, SHS and/or a family trust, partnership or other entity created by SBL and/or SHS as the case may be, for the purpose of estate planning have contributed to the capital of such Person in cash in the aggregate amount equal to the lesser of (x) $3,000,000 or (y) 10% of the portion of the price allocable to RSVP's or RAP's direct or indirect equity interests in the Platform to be sold.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
"ROP" means Reckson Operating Partnership L.P., a Delaware limited liability company.

-------------------------------------------------------------------------------
"RSI" has the meaning specified in the Preamble to this Agreement.

-------------------------------------------------------------------------------
"RSVP Restructuring"               means the transactions contemplated by the
                                   Restructuring Agreement dated as of the date hereof, by and among the Company, RSI
                                   Management, NW, New World Realty Management,
                                   LLC, a Delaware limited liability company, RAP, RSVP and Frontline Capital Group, a
                                   Delaware corporation.

-------------------------------------------------------------------------------
"RSVP" shall mean Reckson Strategic Venture Partners, LLC, a Delaware limited liability company.

-------------------------------------------------------------------------------
"Sale Transaction"                 means any sale, assignment, transfer,
                                   distribution in kind or other disposition of all or substantially all of (i) the assets
                                   (including any debt) owned, directly or
                                   indirectly, by the Company, RSVP, RAP or any Platform or any of the subsidiaries and/or their Affiliates, or solely in the case of Student Housing or Catskills/Resorts, a
                                   "Sub-Platform", or (ii) any direct or
                                   indirect equity interest in the Company, RSVP or RAP, or any Platform owned directly or indirectly by the Company, RSVP or RAP
                                   (including by any merger or similar
                                   transaction effectuating such a transfer).

-------------------------------------------------------------------------------
"SBL"                              means Seth B. Lipsay.

-------------------------------------------------------------------------------
"SHS"                              means Steven H. Shepsman.

-------------------------------------------------------------------------------
"Tax Matters Partner"              means the Managing Member designated as such.

-------------------------------------------------------------------------------
"Transfer"                         shall have the meaning set forth in 2.05.

-------------------------------------------------------------------------------
"UBS Class A Sellers"              shall have the meaning ascribed to the term
                                   "Class A Sellers" in the UBS Restructuring
                                   Agreement.

-------------------------------------------------------------------------------
"UBS Restructuring Agreement"      means that certain Restructuring Agreement by
                                   and among RSVP, the Company, RAP, UBS Warburg
                                   Real Estate Securities, Inc., a Delaware corporation, and Stratum Realty Fund, L.P., a
                                   Delaware limited partnership, dated as of the date hereof, as amended and supplemented from time to time in accordance with its terms.

-------------------------------------------------------------------------------

                                  SCHEDULE B

                               Schedule of Members

Member                         Class        Capital             Number of          Address
                                            Balance             Units

RSI Fund Management, LLC       A            $46.2 million           10,000      Address:

                                                                                c/o Reckson Services
                               B            $0                       6,667      Industries Inc.
                                                                                225 Broadhollow Road
                                                                                Melville, NY 11747-0983
                                                                                Attention: Chief Executive
                                                                                Officer

New World Realty, LLC          B            $0                       2,777      Address:

                                                                                60 Cuttermill Road, Suite 612
                                                                                Great Neck, NY 11021
                                                                                Attention:  Managing Director

                                                                                with a copy to:

                                                                                Paul, Hastings, Janofsky &
                                                                                Walker LLP
                                                                                75 E. 55th Street
                                                                                New York, NY  10022-3205
                                                                                Attention:  Frank Cannone,
                                                                                Esq. and Robert J. Wertheimer,
                                                                                Esq.

RSVP Management Partners, LLC  B            $0                         556      Address:

                                                                                60 Cuttermill Road
                                                                                Suite 612
                                                                                Great Neck, NY  11021
                                                                                Attention:  Chief Operating
                                                                                Officer

                                   SCHEDULE C

                            FORM OF JOINDER AGREEMENT

                  In consideration of the issuance to the undersigned of __________ [Number] ________________________[Class or Series] Units of the
Company, the undersigned agrees that, as of the date written below, it shall become a party to this Agreement, (as such Agreement may have been or may be amended from time to time), by and among the Company and the Persons signatory therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed an additional Member for purposes thereof.

                               Executed as of the ____ day of _________, _____.



If the undersigned is an entity:
                                         -----------------------------
                                         [Printed Name of Entity]

                                     By:
                                         -------------------------------
                                         [Signature of authorized person]

                                 Name:   _______________________________

                                 Title:  _______________________________

If the undersigned is a natural person:  _______________________________


                                         -------------------------------
                                         [Printed Name of Natural Person]

                                   SCHEDULE D

                           CERTAIN FEDERAL TAX MATTER

                                  Schedule D to
                              Amended and Restated
                       Limited Liability Company Agreement
                              of RSVP Holdings LLC

1. Allocation of Net Profits and Net Losses

         (a) Net Profits shall be allocated as follows:

                   (1) First, to the Members in the amount of and in proportion to the excess, if any, of (x) the aggregate Net Losses allocated to each such Member or any predecessor of such Member, pursuant to paragraph 1(b)(2) of this Schedule D for all prior Fiscal Years minus (y) the aggregate Net Profits allocated to such Member or any predecessor of such Member pursuant to paragraph 1(a)(1) of this Schedule D for all prior Fiscal Years;

                   (2) Second, to the Members in the amount of and in proportion to the excess, if any, of (x) the aggregate Net Losses allocated to each such Member or any predecessor of such Member, pursuant to paragraph 1(b)(1) of this Schedule D for all prior Fiscal Years minus (y) the aggregate Net Profits allocated to such Member or any predecessor of such Member pursuant to paragraph 1(a)(2) of this Schedule D for all prior Fiscal Years; and

                   (3) Third, pro rata, to the Class A Members, provided, however, that gross income be allocated, pro rata, to the Class B Members or any predecessor of such Member, in an amount equal to (x) the total cash actually distributed to such Class B Members or any predecessor of such Member pursuant to Section 5.01 of the Agreement for the current and all prior Fiscal Years minus (y) the aggregate gross income allocated to such Member or any predecessor of such Member pursuant to this paragraph 1(a)(3) of this Schedule D for all prior Fiscal Years.

         (b) Net Losses shall be allocated as follows:

                   (1) First, to RSI until the aggregate amount of Net Losses allocated under this paragraph 1(b)(1) of Schedule D equals Forty Million Two Hundred Thousand Dollars ($40,200,000); and

                   (2) Second, to the Class B Members pro rata as follows: (i) 66.67% to RSI Management and its successors and assigns, (ii) 27.77% to NW and its permitted successors and assigns, and (iii) 5.56% to Management Partners and its permitted successors and assigns.

         (c) Notwithstanding the foregoing, any non-recourse debt of the Company shall be allocated in a manner consistent with the rules set forth in Regulation Sections 1.704 and 1.752 that will enable the Members to make use of the allocations of Net Losses made pursuant to paragraph 1(b) of this Schedule D.

         (d) Notwithstanding the foregoing, to the extent any Member guaranties Company debt, such Member shall be allocated all items of loss, deduction and expense with respect to such debt.

2. Capital Contributions; Capital Accounts

         (a) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         (b) Notwithstanding any provision of this Agreement to the contrary, it is the intention of the Members that allocations be made in accordance with Schedule D attached to the Agreement. To the extent the Company is required, for any reason, to deviate from such allocations, the Managing Member shall allocate, whenever possible, amounts of the Company's Net Profit or Net Loss to the Members so that, after such allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the allocations made pursuant to paragraph 2(a) hereof were not part of this Agreement and all Company items were allocated pursuant to this Schedule D.

3.       Tax Matters

         (a) Administrative Matters.

                   The Company hereby designates the Managing Member as the "Tax Matters Partner" for purposes of Code Section 6231 and the Regulations promulgated thereunder. The Tax Matters Partner shall not take any action in connection with any tax audit, contest or other similar proceeding involving the Company without the consent or approval of a majority of the Managing Member unless otherwise required by law. The Tax Matters Partner shall keep the Members fully apprised of its activities in its capacity as the Tax Matters Partner and shall promptly advise each Member upon receipt of any notice of audit proceedings proposed to be conducted with respect to the Company.

         (b) Taxation As Partnership.

                   It is the intention of the Members that the Company shall be taxed as a "partnership" for federal, state, local and foreign income tax purposes. The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive "partnership" treatment for Federal, state, local and foreign income tax purposes. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles, consistently applied, and Code Section 704(b) and the Regulations promulgated thereunder.

         (c) Tax Elections.

                   Subject to Section 4.02(b) of the Agreement, all elections permitted to be made by the Company under federal, state, local or foreign tax laws, including, without limitation, the election under Code Section 754 to adjust the basis of Company assets under Code Sections 734(b) and 743(b) shall be made by the Managing Member in its discretion.

4. Definitions: For purposes of this Schedule D, the terms set forth below shall have the following meanings:

         (a) "Capital Account" has the meaning set forth in Section 4.02(a) of the Agreement.

         (b) "Code" means the Internal Revenue Code of 1986.

         (c) "Fiscal Year" means the 12-month period beginning on January 1 and ending on December 31 of each year.

         (d) "Gross Asset Value" means, with respect to any asset, the adjusted basis for federal income tax purposes, except as follows:

              (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of such contribution;

              (ii) the Gross Asset Values of all Company assets may, in the sole discretion of the Managing Member, be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, an adjustment described in clause (A) and (B) of this paragraph 4(d)(ii) shall be made only if the Managing Member reasonably determines that such adjustment is necessary to reflect the relative economic interest of the Members in the Company;

              (iii) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member; and

              (iv) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph 4(e)(vi) of this Schedule D; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (ii) above is required in connection with an transaction that would otherwise result in an adjustment pursuant to this paragraph 4(d)(iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph 4(d)(ii) or 4(d)(iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         (e) "Net Profits" and "Net Losses" means for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

              (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses shall be added to such taxable income or loss;

              (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profits or Net Losses, shall be subtracted from such taxable income or loss;

              (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph 4(d)(ii) or 4(d)(iii) of the definition of Gross Asset Value herein the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

              (iv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

              (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation herein;

              (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

              (vii) notwithstanding any other provisions hereof, any items which are specially allocated pursuant to paragraph 2(b) of this Schedule D shall not be taken into account in computing Net Profit or Net Losses.

     The amounts of items of Company income, gain, loss or deduction available to be specially allocated pursuant to paragraph 2(b) of this Schedule D shall be determined by applying rules analogous to those set forth in paragraphs 4(e)(i) through 4(e)(vii) above.

         (f) "Regulations" or "Treasury Regulations" means the Treasury Regulations promulgated under the Code, as in effect from time to time.

                                 EXHIBIT 3.07(D)

                                 [ROFO EXAMPLES]

            Example 1   (95% Variance Standard) - Sale of Equity Interest

            Assumptions:

            (i) that a Platform owns assets worth $500 million, (ii) that Platform has $400 million of indebtedness, (iii) that the applicable Company owns a 50% equity interest in the Platform, and (iv) the Minimum Price for that Platform is $45 million.

            Example:

            A Company intends to sell its 50% equity interest in the Platform for $40 million. If NW does not exercise its ROFO, then the applicable Company shall have the right to enter into a Sale Transaction at a price not less than $38 million, $38 million being calculated as the amount that is 95% of the $40 million price offered pursuant to the ROFO.

            EXAMPLE 2   (92.5% Variance Standard) - Sale of Underlying Assets

            Assumptions:

            (i) that a Platform owns assets worth $500 million, (ii) that Platform has $400 million of indebtedness, (iii) that the applicable Company owns a 50% equity interest in the Platform, and (iv) the Minimum Price for that Platform is $45 million.

            Example:

            A Company intends to sell all of the assets of the Platform) for $480 million (subject to $400 million of indebtedness). If NW does not exercise its ROFO, then the applicable Company shall have the right to enter into a Sale Transaction for all of such assets at a price not less than $474,000,000 million, with $474,000,000 million being calculated as the sum of (i) the $400 million indebtedness, plus (ii) 92.5% of the difference between the gross price offered (i.e. $480 million) and the indebtedness (i.e. $400 million).

                                    EXHIBIT I

                          FORM OF MANAGEMENT AGREEMENT

                             (Copy Attached Hereto)

                                                                 EXECUTION COPY

                               AMENDED AND RESTATED

                                LIMITED LIABILITY
                                COMPANY AGREEMENT
                                       OF
                               RSVP HOLDINGS, LLC
                           dated as of April ___, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I             GENERAL PROVISIONS.........................................................................2

         Section 1.01          Effectiveness.....................................................................2

         Section 1.02          Company Name......................................................................2

         Section 1.03          Registered Office, Registered Agent...............................................2

         Section 1.04          Nature of Business; Permitted Powers..............................................2

         Section 1.05          Fiscal Year.......................................................................2

         Section 1.06          Term..............................................................................2

         Section 1.07          Limitation on Member Liability....................................................3

         Section 1.08          Indemnification...................................................................3

         Section 1.09          Exculpation.......................................................................5

         Section 1.09          ..................................................................................5

         Section 1.10          Limitations on Fiduciary Duties...................................................5

         Section 1.11          [Intentionally Omitted]...........................................................5

         Section 1.12          Permitted Activities of NW........................................................5

         Section 1.13          Directors' and Officers' Insurance................................................6


ARTICLE II            CLASSES OF INTERESTS AND ADMISSION OF MEMBERS..............................................6

         Section 2.01          Classes...........................................................................6

         Section 2.02          Authorized Units..................................................................6

         Section 2.03          Members...........................................................................7

         Section 2.04          Schedule B........................................................................7

         Section 2.05          Transferability of Interests......................................................7


ARTICLE III           VOTING; MANAGEMENT; RIGHT OF FIRST OFFER...................................................7

         Section 3.01          Class A Member Voting Rights......................................................7

         Section 3.02          Class B Member Voting Rights......................................................8

         Section 3.03          Managing Member..................................................................10

         Section 3.04          Reliance by Third Parties........................................................10

         Section 3.05          Sale of Platforms or their Assets................................................10

         Section 3.06          Right of First Offer.............................................................11

         Section 3.07          Procedures for the ROFO..........................................................11


         Section 3.08          Certain Company Affiliate Transactions...........................................13


ARTICLE IV            CONTRIBUTIONS AND CAPITAL ACCOUNTS........................................................14

         Section 4.01          Capital Accounts.................................................................14

         Section 4.02          Capital Accounts Adjustments.....................................................14

         Section 4.03          Withdrawal of Capital; Return of Capital; Deficit Balance in Capital
                               Account..........................................................................14

         Section 4.04          Additional Capital Contributions.................................................15

         Section 4.05          Invested Capital.................................................................15

         Section 4.06          Effect...........................................................................15


ARTICLE V             DISTRIBUTIONS.............................................................................15

         Section 5.01          Distributions of Cash Flow.......................................................15

         Section 5.02          Distributions in Kind............................................................16

         Section 5.03          [Intentionally Omitted]..........................................................16

         Section 5.04          [Intentionally Omitted]..........................................................16

         Section 5.05          Service Fee......................................................................16

         Section 5.06          Certain Payments Not Distributions...............................................16


ARTICLE VI            ALLOCATION RULES..........................................................................17

         Section 6.01          Reference to Schedule D..........................................................17


ARTICLE VII           RESIGNATION AND ASSIGNMENT OF INTERESTS...................................................17

         Section 7.01          Resignation of the Managing Member...............................................17

         Section 7.02          Resignation of Member............................................................17

         Section 7.03          No Distribution Upon Resignation.................................................17

         Section 7.04          Admission of Members.............................................................17

         Section 7.05          Amendment of Schedule B..........................................................18


ARTICLE VIII          DISSOLUTION...............................................................................18

         Section 8.01          Duration and Dissolution.........................................................18

         Section 8.02          Winding Up.......................................................................18

         Section 8.03          Distribution of Assets...........................................................19

         Section 8.04          No Dissolution...................................................................19

         Section 8.05          Notice of Liquidation............................................................19


                                      - ii -

ARTICLE IX            MEMBERS...................................................................................20

         Section 9.01          Meetings; Notices................................................................20

         Section 9.02          Other Activities.................................................................20

         Section 9.03          No Agency........................................................................20

         Section 9.04          Access to and Confidentiality of Information; Records............................21


ARTICLE X             MISCELLANEOUS.............................................................................21

         Section 10.01         Amendment to the Agreement.......................................................21

         Section 10.02         Successors; Counterparts.........................................................21

         Section 10.03         Governing Law; Severability......................................................21

         Section 10.04         Specific Performance.............................................................22

         Section 10.05         Reports..........................................................................22

         Section 10.06         Headings.........................................................................23

         Section 10.07         [Intentionally Omitted]..........................................................23

         Section 10.08         Notices..........................................................................23

         Section 10.09         Confidentiality..................................................................23

         Section 10.10         Waiver...........................................................................24

         Section 10.11         Entire Agreement.................................................................24

         Section 10.12         Construction; Gender.............................................................24


SCHEDULES

Schedule A - Defined Terms
Schedule B - Schedule of Members
Schedule C - Form of Joinder Agreement
Schedule D - Certain Federal Tax Matters

EXHBIITS

Exhibit 3.07(d) - ROFO Examples
Exhibit I - Form of Management Agreement




                                     - iii -